Exhibit 1.1

                 Shares

VARONIS SYSTEMS, INC.

COMMON STOCK (PAR VALUE $0.001 PER SHARE)

UNDERWRITING AGREEMENT

            , 2014

            , 2014

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Jefferies LLC

520 Madison Avenue

New York, NY 10022

As Representatives (“you” or the “Representatives”)

of the several Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Varonis Systems, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of                  shares of the common stock, par value $0.001 per share, of the Company (the “Firm Shares”).

A certain stockholder of the Company named in Schedule I hereto (the “Selling Stockholder”) also proposes to issue and sell to the several Underwriters not more than an additional                  shares of its common stock, par value $0.001 per share, of the Company (the “Additional Shares”) if and to the extent that you, as the Representatives for the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Stockholder are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a)

under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness pursuant to Rule 430A is hereinafter referred to as a “preliminary prospectus”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus included in the Registration Statement immediately prior to the time it first became effective under the Securities Act together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, as of the date of such amendment or supplement, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through or on behalf of you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its organization (to the extent such concepts are applicable under such laws), has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the

Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock (including the Shares to be sold by the Selling Stockholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) to the Company’s knowledge, each Stock Option purported to be issued under Section 102 of the Israel Tax Ordinance qualifies for treatment under that section and for treatment under either the capital gains track or the employment income track, as indicated with respect to each such Stock Option at the date that such Stock Option was granted, (ii) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)so qualifies, and (iii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (i), (iii) and (iv), for any such contravention which would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been previously obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(l) The Company is not in violation of its certificate of incorporation or bylaws. None of the Company’s subsidiaries is in violation of its charter or bylaws or equivalent organizational documents, except for any such violation that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of both clauses above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(o) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to (i) file a registration statement under the Securities Act with respect to any securities of the Company, other than such contracts, agreements or understandings as have been disclosed in the Time of Sale Prospectus or (ii) include such securities with the Shares registered pursuant to the Registration Statement other than such contracts, agreements or understandings that have been satisfied, waived or complied with.

(t) Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director or officer, nor, to the Company’s knowledge, any agent, employee or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage for the Company, its subsidiaries or its controlled affiliates; and the Company, its subsidiaries and its controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(u) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, including any provision of the Israeli Prohibition on Money Laundering Law-2000, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v) (i) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any agent, employee, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(x) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all tangible personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(y) The Company and its subsidiaries own or possess or otherwise have the right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where such failure to own or possess, or otherwise have the right to use or acquire on reasonable terms, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(z) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; during the last three years, neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(bb) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that such failure to possess such certificates, authorizations and permits which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(cc) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its controlled affiliates for employees or former employees of the Company has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Code. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption and transactions with respect to which no material liability to the Company has occurred or could reasonably be expected to occur, either individually or in the aggregate; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, if any, the minimum funding standard of Section 412 of the Code has been satisfied or is reasonably expected to be satisfied in the future, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(dd) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(ee) The historical consolidated financial statements (including the related notes) of the Company set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its subsidiaries and the results of their operations and their cash flows as of and for the periods specified in conformity with generally accepted accounting principles applies in the United States (“U.S. GAAP”); the summary and selected historical financial data set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited consolidated financial statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the unaudited condensed consolidated financial statements, as the case may be.

(ff) To the Company’s knowledge, after due inquiry, Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, whose reports are filed with the Commission as a part of the Registration Statement, is and, during the periods covered by their reports, was an independent registered public accounting firm with respect to the Company as required by the Securities Act and the published rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(gg) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company and such disclosure controls and procedures are effective.

(ii) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or

Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(jj) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(kk) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(ll) The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 12 to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(mm) The Company and each of its subsidiaries have (i) filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except in any case where the failure to file would not, individually or in the aggregate, have a material adverse effect) and (ii) paid all taxes required to be paid thereon (except for cases in which the failure to pay would not, individually or in the aggregate, have a material adverse effect, or except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company). To the Company’s knowledge, no tax deficiency has been determined adversely to the Company or any of its subsidiaries, and, except for cases in which a deficiency would not individually or in the aggregate have a material adverse effect, no tax deficiency is expected to be adverse determined to the Company or any of its subsidiaries.

(nn) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(oo) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the

Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule      hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(pp) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(qq) Varonis Systems Ltd. (the “Israeli Subsidiary”) (i) is in compliance with all conditions and requirements stipulated by the Israeli Law for Encouragement of Capital Investments – 1959, with respect to the “Beneficiary Enterprise” status of the Israeli Subsidiary and by Israeli laws and regulations relating to such “Beneficiary Enterprise” status (ii) has not received any notice of any proceeding or investigation relating to revocation or modification of its “Beneficiary Enterprise” status, in each case except for any failure to comply, inaccuracy or notice (as appropriate) that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(b) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by the Selling Stockholder and American Stock Transfer & Trust Company, LLC, as Custodian, relating to the deposit of stock powers related to the Shares to be sold by the Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as the Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Selling Stockholder (if the Selling Stockholder is a corporation), (iii) any agreement or other instrument binding upon the Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, except, in the case of clauses (i), (iii) and (iv), where any such contravention would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Selling Stockholder’s ability to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, the Custody Agreement or Power of Attorney of the Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) On the Closing Date, the Selling Stockholder will have valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Selling Stockholder and are valid and binding agreements of the Selling Stockholder.

(e) Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g) The Selling Stockholder (i) has no reason to believe that the representations and warranties of the Company contained in Section 1 that are qualified by materiality are not true and correct, or that the representations and warranties of the Company contained in Section 1 that are not qualified by materiality are not true and correct in all material respects, and (ii) is familiar with the Registration Statement, the

Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(h) The Selling Stockholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(i) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph 2(i) are limited to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $         a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase from the Selling Stockholder up to                  Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the

Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company and the Selling Stockholder hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (collectively, the “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Lock-Up Securities.

The restrictions contained in the preceding paragraph shall not apply to:

(a) the Shares to be sold hereunder;

(b) the issuance by the Company of Lock-Up Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which is otherwise described in the Time of Sale Prospectus;

(c) the grant of options or the issuance of Lock-Up Securities by the Company to employees, officers, directors, advisors, contractors or consultants of the Company or any of its subsidiaries pursuant to employee benefit plans or employee stock purchase plans in effect on the date hereof and described in the Time of Sale Prospectus;

(d) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares of Common Stock issued under or the grant of any award pursuant to an employee benefit plan or employee stock purchase plan in effect on the date hereof and described in the Time of Sale Prospectus;

(e) the sale or issuance of, or entry into an agreement to sell or issue, Lock-Up Securities in connection with any (i) mergers or consolidations, (ii) acquisition of securities, businesses, property or other assets, (iii) joint ventures, (iv) strategic alliances, (v) equipment leasing arrangements, (vi) debt financing or (vii) other strategic corporate transactions, provided that the aggregate number of shares of Common Stock or securities convertible into or exercisable for Common Stock (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (e) shall not exceed 5% of the total number of shares of the Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and provided further that each recipient of shares of Common Stock or securities convertible into or exercisable for Common Stock pursuant to this clause (e) shall execute a lock-up agreement substantially in the form of Exhibit A hereto.

If Morgan Stanley, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(i) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $         a share (the “Public Offering Price”).

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on             , 2014, or at such other time on the same or such other date, not later than             , 2014, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than             , 2014, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than                     , New York City time, on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and letter of Skadden, Arps, Slate, Meagher & Flom LLP, outside U.S. counsel for the Company, dated the Closing Date, in the form set forth on Annex A hereto.

(d) The Underwriters shall have received on the Closing Date an opinion and letter of Herzog, Fox & Neeman, outside Israeli counsel for the Company, dated the Closing Date, in the form set forth on Annex B hereto.

(e) The Underwriters shall have received on the Closing Date an opinion of Goodwin Procter LLP, counsel for the Selling Stockholder, dated the Closing Date, in the form set forth on Annex C hereto.

(f) The Underwriters shall have received on the Closing Date an opinion and letter of White & Case LLP, counsel for the Underwriters, dated the Closing Date, covering such matters as you may reasonably request.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, optionholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you upon your request, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j) If any Seller is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and ii) proof of delivery to the Internal Revenue Service (“IRS”) of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(k) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 3.

(l) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

8. Covenants of the Sellers. Each Seller, severally and not jointly, covenants with each Underwriter that it will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed the Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Seller’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and one counsel for the Selling Stockholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon (provided that, with respect to Shares sold by a Selling Stockholder, the Selling Stockholder shall pay all transfer or other taxes payable thereon), (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (provided that the amount payable by the Company under this clause (iii) shall be limited to $10,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (provided that the amount payable by the Company under this clause (iv) with respect to fees and disbursements of counsel to the Underwriters shall be limited to $20,000) (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, provided, however, that the Underwriters and the Company agree that the Underwriters shall pay or cause to be paid fifty percent (50%) of the cost of aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution”, Section 12 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Selling Stockholder Information furnished by the Selling Stockholder. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the proceeds received by the Selling Stockholder from the Underwriters under this Agreement (before deducting expenses but after deducting underwriting discounts and commissions).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, roadshow, or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholder under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses but after deducting underwriting discounts and commissions) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Selling Stockholder’s respective obligations to contribute pursuant to this Section 11(e) are several, and not joint, and shall be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses but after deducting underwriting discounts and commissions) received by each Seller. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the proceeds received by the Selling Stockholder from the Underwriters under this Agreement (before deducting expenses but after deducting underwriting discounts and commissions).

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 12(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses but after deducting underwriting discounts and commissions) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

13. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason any Seller shall be unable to perform its obligations under this Agreement (which, for the purposes of this Section 14, shall not include termination by the Underwriters pursuant to clauses (i), (iii), (iv) or (v) of Section 13), the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, and Jefferies LLC at 520 Madison Avenue, New York, NY 10022, Attention: General Counsel (facsimile: (646) 619-4437); and if to the Company shall be delivered, mailed or sent to 1250 Broadway, 31st Floor, New York, NY 10001, Attention: General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Phyllis G. Korff and Yossi Vebman, and if to the Selling Stockholder shall be delivered, mailed or sent to 25 Habarzel St., Tel Aviv 69710, Israel.

Very truly yours,

VARONIS SYSTEMS, INC.

By:
Name:
Title:

The Selling Stockholder named in Schedule I hereto, acting severally

By:
Attorney-in Fact

Accepted as of the date hereof

Morgan Stanley & Co. LLC Barclays Capital Inc. Jefferies LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Barclays Capital Inc.

By:
Name:
Title:

By:	Jefferies LLC

By:
Name:
Title:

SCHEDULE I

Selling Stockholder	Number of Firm Shares To Be Sold

EVERGREEN IV, LP

Total:

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC
Barclays Capital Inc.
Jefferies LLC
RBC Capital Markets, LLC
Needham & Company, LLC

Total:

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

III-1

ANNEX A

Form of Opinion of Skadden Arps

IV-1

ANNEX B

Form of Opinion of Herzog, Fox & Neeman

V-1

ANNEX C

Form of Opinion of Goodwin Procter LLP

VI-1

EXHIBIT A

FORM OF LOCK-UP LETTER

            , 2014

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Jefferies LLC

520 Madison Avenue

New York, NY 10022

As Representatives of the several

Underwriters named in Schedule II to

the Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Barclays Capital Inc. (“Barclays”) and Jefferies LLC (“Jefferies”, and together with Morgan Stanley and Barclays, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Varonis Systems, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (collectively, the “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) the sale of shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement,

(b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act or other public disclosure shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions,

(c) transfers of Lock-Up Securities as a bona fide gift,

(d) distributions of Lock-Up Securities to partners, shareholders, stockholders, other equityholders, members or beneficiaries of the undersigned,

(e) transfers of Lock-Up Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin),

(f) transfers of Lock-Up Securities to the undersigned’s affiliates or to any investment fund or other entity controlled by or under common control or management with the undersigned or its affiliates,

provided that in the case of any transfer or distribution pursuant to clause (c) through (f), (i) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act or other public disclosure, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period,

(g) if the undersigned is an individual, dispositions in connection with the “cashless” exercise of stock options (the term “cashless” exercise in this agreement being intended to include the sale of a portion of the option shares or previously owned shares of Common Stock to the Company or in open market transactions to cover payment of the exercise price) for the purpose of exercising such stock options (including sales in respect of tax liabilities or expected tax liabilities arising from such exercise and sale) in the case of (i) termination of employment or board service, following death, disability or other than for cause or (ii) any stock options expiring during the Restricted Period, provided that any shares of Common Stock received upon such exercise shall be subject to all of the restrictions set forth in this agreement,

2

(i) following the Closing of the Public Offering, transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s share capital involving a change of control of the Company pursuant to which more than fifty percent (50%) of the ownership of the Company is transferred to such third party, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the shares of Common Stock held by the undersigned shall remain subject to the provisions of this agreement,

(j) transfers of Lock-Up Securities by will or intestacy or

(k) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that in the case of this clause (k) (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley will notify the Company of the impending release or waiver, and (ii) the Company has agreed, or will agree, in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (unless previously announced in compliance with FINRA Rule 5131) at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

3

Notwithstanding anything herein to the contrary, if (i) the closing of the Public Offering has not occurred prior to June 30, 2014, (ii) prior to June 30, 2014, the Company notifies the Representatives in writing that it does not intend to proceed with the Public Offering, (iii) the Underwriting Agreement (other than any provision thereof which is expressed to survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder or (iv) a request for withdrawal of the registration statement relating to the Public Offering is filed with the Securities and Commission, this agreement shall be of no further force or effect and the undersigned shall be released from all obligations hereunder.

4

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

            , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Varonis Systems, Inc. (the “Company”) of                  shares of common stock, $         par value (the “Common Stock”), of the Company and the lock-up letter dated             , 20     (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 20    , with respect to                  shares of Common Stock (the “Shares”).

Morgan Stanley & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC

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Acting severally on behalf of themselves and the several Underwriters named in Schedule I thereto

By:
Name:
Title:

cc: Company

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FORM OF PRESS RELEASE

Varonis Systems, Inc.

[Date]

Varonis Systems, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC, the lead book-running manager in the Company’s recent public sale of                  shares of common stock is [waiving][releasing] a lock-up restriction with respect to                  shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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